UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 19, 2008
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
Number)		of incorporation)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee (the “Committee”) of the Board of Directors of Diebold, Incorporated (the “Company”) authorized changes to certain compensation and benefit arrangements affecting executive officers and directors of the Company in response to final regulations issued under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), which changes became effective no later than December 31, 2008. Under Section 409A, all such plans and agreements are required to be in documentary compliance prior to January 1, 2009. Specifically, changes to the following agreements or plans were made:
•	Employment Agreement between Diebold, Incorporated and Thomas W. Swidarski;

•	Employment [Change-in-Control] Agreements;

•	2006, 2007 and 2008 RSU Agreements;

•	2007 and 2008 Deferred Share Agreements;

•	2002-2009 Performance Share Agreement;

•	2005 Deferred Compensation Plan for Directors of Diebold, Incorporated;

•	2005 Deferred Incentive Compensation Plan;

•	Supplemental Employee Retirement Plan I;

•	Pension Supplemental Executive Retirement Plan;

•	Pension Restoration Supplemental Executive Retirement Plan;

•	401(k) Supplemental Executive Retirement Plan;

•	401(k) Restoration Supplemental Executive Retirement Plan;

•	Form of Deferred Share Agreement;

•	Form of RSU Agreement; and

•	Form of Performance Share Agreement.
The amendments are technical in nature and are meant to comply with the requirements of Section 409A that (a) the time and form of payment must be specifically set forth, (b) payments can only be made upon certain enumerated events, and (c) payments of non-exempt deferred compensation triggered by a termination of employment must be delayed for six months following that termination of employment.
As of December 19, 2008, the Committee also authorized additional amendments to the existing Employment [Change-in-Control] Agreements with the Company’s executive officers, including named executive officers. Specifically, the amended Employment [Change-in-Control] Agreements expand the tax gross up provision for any excise tax imposed under Section 280G of the Code on severance amounts payable under the Agreement to also cover remuneration under any other agreement, plan or arrangement of the Company.

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: January 7, 2009	By:	/s/ Chad F. Hesse
Chad F. Hesse
Corporate Counsel and Corporate Secretary